                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 31, 1996


                                EMB CORPORATION
                                ---------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    1-11883
                           ------------------------
                           (COMMISSION FILE NUMBER)


            HAWAII                                       95-3811580
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(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


         575 ANTON BOULEVARD, SUITE 200, COSTA MESA, CALIFORNIA 92626
         ------------------------------------------------------------
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 437-0715


                                      N/A
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
        ------------------------------------

        Effective December 30, 1996, EMB Corporation sold its undeveloped real property located in Monterey County, California for $4,000,000 to Holdfast Holdings, Ltd., an unaffiliated company located in Gibraltar.

        This property was comprised of approximately 61 acres of undeveloped land with water rights and was located on Paris Valley Road in the San Ardo area of Monterey County, California. This property was appraised by Stephen Rich, MAI, of National Appraisal Service, 1278 Glenneyre Street, #142, Laguna Beach, California 92651. Their appraisal report dated April 22, 1996, appraised the estimated market value of the fee simple interest as of April 20, 1996, at $3,860,000. The property is located close to Highway 101, a major California highway. The area is rural in nature, used primarily for cattle and sheep raising and agricultural purpose, including vineyards and wineries to the north and to the south. The property is comprised of two parcels separated by Paris Valley Road.

        The zoning for the property is for agriculture/grazing in the lower half, and for heavy mineral extraction on the upper half. The water and electrical improvements provide primarily for farming use. Because of the producing water wells on the property, commercial water production for agricultural use is available to provide adjacent farms with excess water. The property formerly produced crude oil; but such wells have been shut-in and the power plant substation, natural gas pipeline system, pumps, tanks and used pipe on the property are considered obsolete. The water producing wells, as described in the appraisal, are capable of producing approximately 2,700,000 gallons per 24 hour production period. The water is naturally replenished annually from the run-off of the surrounding mountains.

        The sale price was determined based primarily upon its appraised value and an evaluation of the value of the water rights associated with the property.

        The purchase price of $4,000,000 was paid by the payment of an $800,000 down payment and an installment land contract for $3,200,000 with annual payments amortized over 20 years, due and payable in 10 years.

ITEM 7. EXHIBITS.
        --------

        (c)  Long Form Security (Installment) Land Contract with Power of Sale.

                                  SIGNATURES

        Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  JANUARY 9, 1997                  EMB CORPORATION


                                        /s/ B. JOE WIMER
                                        ---------------------------------------
                                        B. Joe Wimer, Secretary, Treasurer, and
                                         Principal Financial Officer